UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 31, 2005
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                           NEW YORK HEALTH CARE, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    New York
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                 (State or Other Jurisdiction of Incorporation)

                1-12451                                 11-2636089
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        (Commission File Number)              (IRS Employer Identification No.)


   1850 McDonald Avenue, Brooklyn, New York                11223
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   (Address of Principal Executive Offices)             (Zip Code)

                                 (212) 679-7778
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a material Definitive Agreement.

         At the Annual Meeting of Stockholders of New York Health Care, Inc. (the "Company") held on August 31, 2005 (the "Annual Meeting"), the stockholders approved the adoption of the Company's 2004 Stock Incentive Plan (the "2004 Plan"). The 2004 Plan provides for the grant of any or all of the following types of awards (collectively, "Awards"): (a) stock options, (b) restricted stock, (c) deferred stock and (d) other stock-based awards. Awards may be granted singly, in combination, or in tandem, as determined by the Board of Directors or a committee (the "Committee") of two or more members of the Board of Directors as appointed by the entire Board of Directors. Subject to anti-dilution adjustments as provided in the 2004 Plan, (i) a total of 5,000,000 shares of common stock have been reserved for distribution pursuant to the 2004 Plan, and (ii) the maximum number of shares of common stock that may be issued to any individual participant under the 2004 Plan may not exceed 2,000,000 shares during the term of the 2004 Plan.

         Officers and other employees of the Company, any parent company, or subsidiaries (but excluding any person whose eligibility would adversely affect the compliance of the 2004 Plan with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934) who are at the time of the grant of an Award under the 2004 Plan employed by the Company, any parent company, or subsidiaries and who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, any parent, or subsidiaries, are eligible to be granted options and other Awards under the 2004 Plan. In addition, non-qualified stock options and other Awards may be granted under the 2004 Plan to any person, including, but not limited to, directors, independent agents, consultants and attorneys who the Board or the Committee, as the case may be, believes has contributed or will contribute to the success of the Company. Eligibility under the 2004 Plan shall be determined by the Board of Directors or the Committee, as the case may be.

         This summary of the 2004 Plan is qualified in its entirety by reference to the 2004 Plan, which was annexed as Appendix A to the Company's Definitive Proxy Statement with respect to the Annual Meeting.

         On August 31, 2005, the Company granted to each of Murray Englard, Michael Nafash and Stuart Ehrlich, the independent directors of the Company who were first elected as directors at the Annual Meeting, options to purchase 25,000 shares of the Company's common stock at $1.20 per share, the closing price of the Company's common stock on August 31, 2005. The options were granted pursuant to the 2004 Plan, vest immediately and have a term of five years. In addition, Mr. Englard was awarded an additional 10,000 stock options for his role as the new chairman of the Company's audit committee under the same terms and conditions as noted above.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         As disclosed in the Company's Definitive Proxy Statement with respect to the Annual Meeting, the Company's Board of Directors adopted new Bylaws, which became effective immediately after the Annual Meeting. The new Bylaws, among other things, add procedures for stockholders to nominate candidates for the Board of Directors and to propose other business to be conducted at the Annual Meeting and sets forth the circumstances under which the Company will indemnify its officers and directors. The foregoing summary is qualified in its entirety by reference to the new Bylaws, a copy of which was annexed as Appendix B to the Company's Proxy Statement regarding the Annual Meeting

Item 9.01  Financial Statements and Exhibits

(c) Exhibits:

         10.1 New York Health Care, Inc. 2004 Stock Incentive Plan (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement on
Schedule 14A with respect to the Company's Annual Meeting of Stockholders held on August 31, 2005).

         10.2 Amended and Restated Bylaws of New York Health Care, Inc. (incorporated by reference to Appendix B to the Company's Definitive Proxy Statement on Schedule 14A with respect to the Company's Annual Meeting of Stockholders held on August 31, 2005).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                NEW YORK HEALTH CARE, INC.
                                (Registrant)


                                By: /s/ Dennis M. O'Donnell
                                    --------------------------------------------
                                    Dennis M. O'Donnell, Chief Executive Officer

Date: September 7, 2005